SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2009
Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-161805	27-0950358

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (814) 726-2140

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 7, 2009, Northwest Bancorp, Inc. (the “Company”) announced that Northwest Bancshares, Inc., the proposed holding company for Northwest Savings Bank, commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 150,000 shares ($1.5 million) for individual purchasers and 600,000 shares for purchasers acting together with others, to 300,000 shares ($3.0 million) for individual purchasers and 1,000,000 shares ($10.0 million) for purchasers acting together with others. A copy of the release is included as exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated December 7, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: December 7, 2009	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer